Exhibit 99.1

Avnet, Inc. Announces Agreement to Acquire Tallard Technologies

Acquisition of value-added distributor establishes platform to grow solutions distribution business in Latin America

Phoenix, May 3, 2010 - Avnet, Inc. (NYSE:AVT) today announced it has entered into a definitive agreement to acquire the Tallard Technologies companies (Tallard), part of Itautec S.A. – Grupo Itautec. Tallard is a value-added distributor focused on delivering solutions from key global brands to customers throughout Latin America. From its headquarters in Miami, Florida, Tallard distributes servers, software, peripherals, convergence equipment and enterprise integration services directed toward resellers, solution providers and systems integrators.

“This acquisition further supports our strategy to expand our distribution of data center products into high-growth markets in Latin America. Building on our recently announced agreement to acquire Bell Microproducts, which also has a presence in Latin America, the addition of Tallard will add scale and scope in this growing region,” commented Phil Gallagher, president, Avnet Technology Solutions, Global. “Tallard’s value-added distribution model aligns with Avnet Technology Solutions’ strategy to deliver complete solutions that add more value and enable our partners to grow faster than the market.”

With more than 150 employees and an extensive reseller base, Tallard provides value-added services in 30 countries throughout Latin America, including Argentina, Brazil, Chile, Columbia, Ecuador, Mexico and Venezuela. Its line card includes a portfolio of IT infrastructure products from leading vendors including Apple, Avaya, IBM, NetApp and Novell. For calendar year 2009, Tallard generated revenue of approximately US $250 million.

“This acquisition complements our focus on the data center and adds new suppliers that enhance our security and unified communications offerings in the region,” stated Jeff Bawol, president, Avnet Technology Solutions, Americas. “Building on the talents of Tallard’s skilled and technical sales team, we will be positioned to leverage our global supplier relationships and offer a broader suite of IT solutions and services to their existing customer base which, in turn, will accelerate our growth in this important region.”

The operations of Tallard Technologies will be integrated into Avnet Technology Solutions, Americas. The acquisition is expected to be immediately accretive to earnings and supports Avnet’s return on capital goals.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tallard Technologies
Tallard Technologies is part of Itautec S.A. — Grupo Itautec, a publicly traded Brazilian company that specializes in the development of information technology and automation products and solutions. Tallard is Latin American’s largest value-added distributor and from its headquarters in Miami, Tallard manages its resellers throughout Central America and the Caribbean. Tallard has offices in Argentina, Brazil, Chile, Ecuador, Mexico and Venezuela.

About Itautec
Itautec S.A. – Grupo Itautec provides a complete line of products for the corporate and domestic market: microcomputers, servers, storage devices (data warehousing), automatic banking and sales machines, self service and technical assistance, infrastructure, installations and outsourcing (managing information technology services). It has more than 5,000 employees distributed between its plant at Jundiaí, São Paulo state, the administrative offices in the city of São Paulo, and 34 units and seven laboratories throughout Brazil. It also has subsidiaries in a number of countries.

About Avnet Technology Solutions
As a global solutions distributor, Avnet Technology Solutions collaborates with its customers and suppliers to create and deliver effective solutions that address the business challenges of their end-user customers locally and around the world. For fiscal year 2009, the group served customers in more than 30 countries and generated US $7.04 billion in annual revenue. Avnet Technology Solutions (www.ats.avnet.com) is an operating group of Avnet, Inc.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of US $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:
Avnet Technology Solutions, Americas
Joal Redmond
Director, Communications
Joal.redmond@avnet.com
(480) 794-5528

Investor Relations
Vincent Keenan
Vice President, Investor Relations
Vincent.keenan@avnet.com
(480) 643-7053